Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) between Allscripts LLC, a Delaware limited liability company (“Company”), and Lee Shapiro (“Executive”) is made and entered into as of July 7, 2006.

WITNESSETH:

WHEREAS, Allscripts, Inc. and Executive entered into an Employment Agreement, dated as of July 8, 2002 and an Amendment to Employment Agreement dated as of December 31, 2004 (collectively, as the same may be further amended, supplemented or otherwise modified from time to time, the “Employment Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of Parent (the “Board”), after comprehensive review of employment arrangements with executive officers, has determined that it is advisable and in the best interests of Parent, Company and Parent’s stockholders to modify such arrangements to extend the term of the Employment Agreement, and to more appropriately reflect the current business and legal environment and risk profile of Parent and its subsidiaries; and

WHEREAS, Company and Executive desire to amend the Employment Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and agreements herein contained, the parties hereto agree as follows:

1. Amendment Date. This Amendment shall be deemed effective as of July 8, 2006 (the “Amendment Date”). Except as specifically set forth in this Amendment, all capitalized terms used in this Amendment shall have the same meaning as set forth in the Employment Agreement.

2. Renewal and Rights Upon Expiration/Termination. (a) Section 2 of the Employment Agreement is hereby amended and restated as follows:

The initial term of Executive’s employment by Company under this Agreement shall commence as of July 8, 2002 (the “Effective Date”) and shall continue in effect through December 31, 2007 unless earlier terminated as provided herein. Thereafter, the Company may elect to renew this Agreement upon the expiration of the initial term or any renewal term by providing written notice of renewal to Executive at least ninety (90) days prior to the expiration of the then current term. If such notice is not provided, Executive must notify Company that Company failed to provide a notice of renewal. If Company does not cure such failure within five (5) business days, this Agreement will terminate at the expiration of the then current term. If Company elects not to renew this Agreement at the end of the initial term or any renewal term, such nonrenewal shall be treated as a termination of the Employment Period without cause by Company for the limited purpose of determining the payments and benefits available to Executive (i.e., Executive shall be entitled to the severance/benefits set forth in Section 4.5.1). If

Executive elects not to renew this Agreement, the same shall constitute a termination of the Employment Period by Executive without cause, and Executive shall only be entitled to the payments and benefits set forth in Section 4.5.3. As used herein, the term “Employment Period” shall mean the period from the Effective Date until the termination of the Agreement (i) for non-renewal pursuant to this Section 2, or (ii) pursuant to Section 4 herein.

(b) Section 4.5.3 of the Employment Agreement shall be amended to delete the words “or a non-renewal under Section 2” and in lieu thereof add the words “or Executive terminates the Employment Period by a non-renewal by Executive under Section 2” following “if Executive terminates the Employment Period other than as a result of a Constructive Discharge” in the first sentence of said Section.

(c) Section 4.5.5 of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the words “Intentionally Omitted.”

3. Termination by Company Without Cause or for Constructive Discharge. Section 4.5.1(iv) of the Employment Agreement is deleted in its entirety and shall be replaced with the words “Intentionally Omitted.”

4. Miscellaneous. Except as modified by this Amendment, the Employment Agreement shall continue in full force and effect and is hereby ratified and confirmed. To the extent that any provision of this Amendment is inconsistent with the Agreement, the terms of this Amendment shall control. This Amendment and the Employment Agreement (a) are complete, (b) constitute the entire and original understanding between the parties with respect to the subject matter hereof and thereof, and (c) supersede all prior agreements, whether oral or written. No waiver, modification, or addition to this Amendment or the Employment Agreement shall be valid unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ALLSCRIPTS LLC		Lee Shapiro

By:	/s/ Glen Tullman	/s/ Lee A. Shapiro
Title:	Chief Executive Officer

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